UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

FREEDOM PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-184061	45-5440446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

650 Poydras Street, Suite 1400 Office 15, New Orleans, LA		70130
Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 799-2550

8580 E. Bellewood Place, Denver CO 80237
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On October 10, 2014, Freedom Petroleum, Inc. (the “Company”) entered into a Purchase and Sale Agreement with Shalex Corporation (“Shalex”) (the “Agreement”) whereby the Company purchased a one hundred percent (100%) undivided working interest and shall received 87% Net Revenue Interest (NRI) in certain oil and gas interests (Crown Land) and properties arising from the oil and gas leases (the “Leases”), which together comprise a parcel of 2,304 hectares in the Bentley area of Alberta, Canada (the “Property”) and (ii) the Pre-Existing Well (the "Well").  In exchange for the Leases, the Company will pay an aggregate of four hundred thousand dollars (US$400,000) (the “Purchase Price”) incrementally, at an agreed upon payment schedule, following the completion of certain administrative benchmarks as set forth in the Agreement, such as the requirement to provide certain financial materials regarding the Leases to the Company; such benchmarks are also therefore a condition to closing the transaction.  The closing of the transaction, and transfer of title from Shalex to the Company, shall occur within 30 days after payment of the full Purchase Price; provided however, that it shall not take place later than 135 days following the signing of the Agreement.  The Purchase Price shall be reduced to $360,000 if a continuation application for one of the Leases on the Property is not approved.

The parties agreed to pay all maintenance costs, as such term is defined in the Agreement, associated with the leases for the fiscal years ending December 31, 2014 and 2015, on a pro-rata basis based upon the date the Agreement was signed and such costs were previously paid by Shalex.  The Company maintains the right to surrender in whole or part any of the Leases by non-payment of delay rentals, provided that the Company gives Shalex at least 60 days prior written notice.  If Shalex does not agree to the surrender, the Company must assign all interest conveyed pursuant to the Agreement on the Lease(s) to Shalex absolutely free and clear of any liens, overriding royalty or other encumbrances of any kind whatsoever other than those in existence at the time of the Agreement or placed thereon pursuant thereto.

The Agreement contains representations, warranties and covenants by the Company and Shalex that are customary for transactions of this type such as (i) in the case of the Company: organization, good standing and qualification to do business; capitalization; authorization and enforceability of the transaction and transaction documents; consents being obtained or not required to consummate the transaction; and compliance with securities laws; and (ii) in the case of Shalex: ownership of the property and lack of asserted defaults.

The Agreement may be terminated, (i) by the Company if they identify an issue, prior to the final payment of the Purchase Price, that would prevent them from being able to use the Property in a manner consistent with the spirit and intended purpose of this Agreement; (ii) by Shalex if the Company does not make the payments by the contractually agreed to deadline; and (iii) upon mutual consent of the parties.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and between Freedom Petroleum, Inc., and Shalex Corporation dated October 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2014	Freedom Petroleum, Inc.

	By:	/s/ Anton Lin
Anton Lin, CEO